U.S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K/A
                                    ----------
                                 CURRENT REPORT

PURSUANT  TO  SECTION  13  OR  15(D)  OF  THE  SECURITIES  EXCHANGE  ACT OF 1934

DATE  OF  REPORT  (DATE  OF  EARLIEST  EVENT  REPORTED): March 31, 2000

                       COMMISSION FILE NUMBER: 000-26029

                          ASIAN STAR DEVELOPMENT, INC.
                        --------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                     NEVADA
                                    --------
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                   86-0866395
                              ---------------------
                     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                          Room 930, Block B, East Wing
                            New World Office Building
                         Tsimshatsui, Kowloon, Hong Kong
                              Tel. (852) 2721-0936
                  --------------------------------------------
                 (ADDRESS AND PHONE NUMBER OF PRINCIPAL OFFICES)

                                      NONE
                        --------------------------------
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.


On March 28 2000, Registrant and one of its subsidiary companies entered into agreements with Harmonic Hall Investment Holdings Limited and its subsidiaries ("Harmonic or Harmonic Group") whereby Registrant acquired 51.68% of the total outstanding shares of Harmonic Group in exchange for 2,313,625 shares of the Registrant's Restricted Common Stock at par value of USD0.001 and approximately USD650,000 cash.

To supplement Form 8-K, filed on April 11, 2000, Registrant submits the following financial statements, pro-forma financial information and exhibits:

A) A reconciliation of net assets and results of Harmonic Hall Investment Holdings Limited in conformance with the generally accepted accounting principles in Hong Kong ("HKGAAP") and the generally accepted accounting principles in the United States of America ("USGAAP") for the years ended June 30, 1998 and 1999, based on the audited financial statements issued by Harmonic's previous auditors, Ernst & Young. A copy of the audited accounts for the year ended June 30, 1999 is included as Exhibit 99.

B) The unaudited financial statements of Harmonic for the 9 month ended March 31, 1999 and March 31, 2000 prepared in accordance with HKGAAP and a reconciliation of its net assets and results between HKGAAP and USGAPP.

C) The unaudited pro-forma income statements of Registrant for the 12 months ended December 31, 1999 and the three months ended March 31, 2000, as if the acquisition of Harmonic took place on January 1, 1999.

D) The unaudited pro-forma balance sheet of Registrant, as at March 31, 2000, as if the acquisition of Harmonic took place on March 31, 2000.

A) RECONCILIATION OF NET ASSETS AND RESULTS OF HARMONIC - JUNE 30, 1998 AND 1999


 CONDENSED AUDITED BALANCE SHEETS AS AT
 JUNE 30, 1999 & June 30, 1998

                                                                         JUNE 30, 1999            JUNE 30, 1998
                                                                            PER HKGAAP               PER HKGAAP
                                                                                   USD                      USD
                                                                         -------------            -------------

 ASSETS
 CURRENT ASSETS
            Cash and cash equivalents                                          305,786                  343,867
            Accounts receivable, net                                         3,506,534                3,602,082
            Due from a director                                                 32,163                        -
            Inventories                                                      3,486,925                3,708,121
            Film Rights                                                        177,260                  262,915
                                                                      ----------------       ------------------
                       Total currents assets                                 7,508,668                7,916,985

 Interest in associated Companies                                              561,982                  549,214
 Goodwill                                                                            -                        -
 Land usage rights                                                                   -                        -
 Land improvement                                                                    -                        -
 Deferred development costs                                                    920,179                        -
 Deferred expenditure                                                          176,362                  203,577
 Construction in progress                                                            -                        -
 Property and equipment, net                                                34,082,144               39,276,196
                                                                      ----------------       ------------------
 Total assets                                                               43,249,335               47,945,972
                                                                      ================       ==================


 LIABILITIES AND SHAREHOLDERS' EQUITY
 CURRENT LIABILITIES
            Bank overdraft - secured                                         3,029,253                3,263,057
            Bank loans - secured                                             6,241,213                5,161,548
            Leasing loan                                                     1,424,613                1,233,297
            Trust receipt loans, secured                                     1,511,307                4,853,338
            Other loans                                                              -                        -
            Due to a shareholder                                                     -                        -
            Due to a related company                                           300,776                  625,184
            Accounts payable                                                 2,536,315                2,810,967
            Provision for taxation                                                   -                      437
                                                                      ----------------        -----------------
                       Total current liabilities                            15,043,477               17,947,827

 LONG TERM LIABILITIES
            Bank loans - secured                                             2,911,644                1,760,334
            Long term portion of finance lease payables                      1,739,350                2,695,288
            Due to a director                                                        -                   34,874
            Deferred taxation                                                  978,628                  978,628
                                                                      ----------------        -----------------
                       Total long term liabilities                           5,629,622                5,469,124

 MINORITY INTEREST                                                             642,081                1,177,265

 SHAREHOLDERS EQUITY
 Common stock                                                                    1,006                    1,006
 Reserves                                                                   16,057,933               15,891,606
 Retained earnings                                                           5,875,216                7,459,144
                                                                      ----------------        -----------------
            Total shareholders' equity                                      21,934,155               23,351,756

 Total liabilities and shareholders' equity                                 43,249,335               47,945,972
                                                                      ================        =================


A) RECONCILIATION OF NET ASSETS AND RESULTS OF HARMONIC - JUNE 30, 1998 AND 1999 (CONTINUED)

RECONCILIATION OF NET ASSETS OF HARMONIC HALL INVESTMENT HOLDINGS LIMITED BETWEEN HKGAAP AND USGAAP AS AT JUNE 30, 1999 AND JUNE 30, 1998 ARE AS FOLLOWS:


                                                                         JUNE 30, 1999            JUNE 30, 1998
                                                                                   USD                      USD
                                                                         -------------            -------------

NET ASSETS PER MANAGEMENT ACCOUNTS
      PREPARED IN ACCORDANCE WITH  HKGAAP                                   21,934,156              23,351,756

 USGAAP ADJUSTMENTS
      Unprovided deferred tax                                                 (103,083)               (103,083)
      Overstatement of depreciation                                            844,303                 675,442
      Write off deferred expenditure & deferred development costs           (1,096,542)               (203,577)
      Reversal of  property revaluation reserves                            (8,442,899)             (8,442,899)
                                                                      ----------------       -----------------

 ADJUSTED NET ASSETS BALANCE UNDER USGAAP                                   13,135,935              15,277,639
                                                                      ================       =================



CONDENSED AUDITED PROFIT AND LOSS ACCOUNTS FOR THE YEARS
ENDED JUNE 30, 1999 AND JUNE 30, 1998

                                                                          JUNE 30, 1999           JUNE 30, 1998
                                                                            PER HK GAAP             PER HK GAAP
                                                                                    USD                     USD
                                                                          -------------           -------------
Turnover                                                                    18,663,418               20,179,614
                                                                     =================        =================

Operating loss                                                              (1,548,049)                (819,853)

Share of profits less losses of associated companies                            12,768                   80,772
                                                                     -----------------        -----------------

Loss before taxation                                                        (1,535,281)                (739,081)

Taxation                                                                          (262)                  5,752
                                                                     -----------------        -----------------

Loss after taxation but before minority interest                            (1,535,543)                (733,329)

Minority interests                                                             (48,385)                 (38,194)
                                                                     -----------------        -----------------

Net loss attributable to shareholders                                       (1,583,928)                (771,523)
                                                                     =================        =================

Retained profits at beginning of year                                        7,459,144                8,230,667

Retained profits at end of year                                              5,875,216                7,459,144
                                                                     =================        =================


A) RECONCILIATION OF NET ASSETS AND RESULTS OF HARMONIC - JUNE 30, 1998 AND 1999 (CONTINUED)

RECONCILIATION OF NET RESULTS OF HARMONIC HALL INVESTMENT HOLDINGS LIMITED BETWEEN HKGAAP AND USGAAP FOR THE YEARS ENDED JUNE 30, 1999 AND JUNE 30, 1998 ARE AS FOLLOWS :


                                                                          JUNE 30, 1999           JUNE 30, 1998
                                                                                    USD                     USD
                                                                          -------------           -------------

NET RESULTS  PER MANAGEMENT ACCOUNTS
        PREPARED IN ACCORDANCE WITH  HKGAAP                                 (1,583,928)               (771,523)

USGAAP ADJUSTMENTS
        Adjustment of depreciation charge                                      168,861                 168,861
        Write off deferred expenditures &
               deferred development cost                                      (892,965)               (203,577)
        Underprovided deferred taxation                                              -                (103,083)
                                                                     -----------------       -----------------

ADJUSTED NET RESULTS FOR THE YEAR UNDER USGAAP                              (2,308,032)               (909,322)
                                                                     =================       =================

1) The accounts of Harmonic for the years ended June 30 1998 and 1999 were audited by Ernst and Young CPAs which were prepared under HKGAAP. We have performed limited review procedures on the reconciliation of its net assets and results to conform with USGAPP for the respective years.

 2) Major reconciling items are the reversal of property revaluation reserve, adjustment on overstatement of depreciation charge arising from the revaluation and the write off of development costs and deferred expenditures which were capitalized for HKGAAP reporting purposes.


B) UNAUDITED FINANCIAL STATEMENTS OF HARMONIC - 9 MONTHS AND ITS RECONCILIATION OF NET ASSETS AND RESULTS


CONDENSED UNAUDITED BALANCE SHEETS AS AT
MARCH 31, 2000 AND MARCH 31 ,1999
                                                                        MARCH 31, 2000           MARCH 31, 1999
                                                                            PER HKGAAP               PER HKGAAP
                                                                                   USD                      USD
                                                                        --------------           --------------

ASSETS
CURRENT ASSETS
            Cash and cash equivalents                                          179,668                 577,079
            Accounts Receivable, net                                         3,307,024               4,273,584
            Due from a director                                              1,446,874                       -
            Inventories                                                      4,411,445               4,627,226
            Film Rights                                                        120,265                 397,026
                                                                     -----------------      ------------------
                       Total currents assets                                 9,465,276               9,874,915
Interest in Associated Companies                                                     -                 549,214
Goodwill                                                                             -                       -
Land usage rights                                                                    -                       -
Land improvement                                                                     -                       -
Deferred development costs                                                     664,446               1,271,818
Deferred expenditure                                                         1,111,749                       -
Construction in progress                                                             -                       -
Property and equipment, net                                                 31,044,370              35,409,780
                                                                     -----------------      ------------------
Total assets                                                                42,285,841              47,105,727
                                                                     =================      ==================


LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
            Bank overdraft - secured                                         2,499,904               2,867,818
            Bank loans - secured                                             5,819,012               6,454,450
            Leasing loan                                                     1,677,840               1,404,864
            Trust receipt loans, secured                                     2,106,681               2,113,561
            Other loans                                                              -                       -
            Due to a shareholder                                                     -                       -
            Due to a related company                                                 -                       -
            Accounts payable                                                 3,188,120               3,397,437
            Provision for taxation                                                (462)                   (462)
                                                                     -----------------      ------------------
                       Total current liabilities                            15,291,095              16,237,668

LONG TERM LIABILITIES
            Bank loans - secured                                             4,814,606               3,307,142
            Long term portion of finance lease payables                      1,277,133               2,102,429
            Due to a director                                                        -                  43,534

            Deferred taxation                                                  978,628                 978,628
                                                                     -----------------      ------------------
                       Total long term liabilities                           7,070,367               6,431,733

MINORITY INTEREST                                                              529,350                 789,517

SHAREHOLDERS EQUITY
Common stock                                                                     1,006                   1,006
Reserves                                                                    16,057,933              15,891,606
Retained earnings                                                            3,336,090               7,754,197
                                                                     -----------------      ------------------
            Total shareholders' equity                                      19,395,029              23,646,809

Total liabilities and shareholders' equity                                  42,285,841              47,105,727
                                                                     =================      ==================


B) UNAUDITED FINANCIAL STATEMENTS OF HARMONIC - 9 MONTHS AND ITS RECONCILIATION OF NET ASSETS AND RESULTS (CONTINUED)

RECONCILIATION OF NET ASSETS OF HARMONIC HALL INVESTMENT HOLDINGS LIMITED BETWEEN HKGAAP AND USGAAP AS AT MARCH 31, 2000 AND MARCH 31,1999 ARE AS FOLLOWS:


                                                                         MARCH 31,2000           MARCH 31,1999
                                                                                   USD                     USD
                                                                         -------------           -------------

NET ASSTES PER MANAGEMENT ACCOUNTS
      PREPARED IN ACCORDANCE WITH  HKGAAP                                   19,395,029              23,646,809
USGAAP ADJUSTMENTS
     Unprovided deferred tax                                                  (103,083)               (103,083)
     Overstatement of depreciation                                             970,949                 802,088
     Write off deferred expenditure &                                       (1,776,195)             (1,271,818)
            deferred development cost
     Reversal of property revaluation reserves                              (8,442,899)             (8,442,899)
                                                                     ------------------      ------------------

ADJUSTED NET ASSETS BALANCE UNDER USGAAP                                    10,043,801              14,631,097
                                                                     ==================      ==================




CONDENSED UNAUDITED PROFIT AND LOSS ACCOUNTS FOR
9 MONTHS ENDED MARCH 31  ,2000 AND MARCH 31 , 1999

                                                                           9 MONTHS TO             9 MONTHS TO
                                                                        MARCH 31, 2000          MARCH 31, 1999
                                                                           PER HK GAAP             PER HK GAAP
                                                                                   USD                     USD
                                                                        --------------          --------------

NET SALES                                                                   11,569,165              14,611,607
COST OF SALES                                                              (10,895,867)            (10,637,203)
                                                                     -----------------      ------------------
GROSS PROFITS                                                                  673,298               3,974,404
                                                                                    6%                     27%
                                                                                     -                       -
OTHER INCOME                                                                   433,641                 620,520
                                                                                     -                       -
EXPENSES                                                                             -                       -
                                                                     -----------------      ------------------
    Selling & marketing expenses                                               234,324                 357,678
    General & Admin expenses                                                 2,103,115               2,468,144
    Interest expenses                                                        1,228,936               1,418,176
                                                                     -----------------      ------------------
                                                                             3,566,375               4,243,998
                                                                                     -                       -
                                                                                     -                       -
                                                                     -----------------      ------------------
OPERATING PROFITS / ( LOSS )                                                (2,459,436)                350,926
Share of associated companies' profits                                               -                       -
Loss on disposal of an associated company                                     (192,422)                      -
                                                                     -----------------      ------------------
OPERATING PROFITS/ ( LOSS )  BEFORE TAXATION                                (2,651,858)                350,926
Taxation                                                                             -                    (154)
                                                                     -----------------      ------------------
PROFIT / ( LOSS ) AFTER TAXATION                                            (2,651,858)                350,772
Less: Minority interest                                                       (112,732)                 55,719
                                                                     -----------------      ------------------
NET PROFIT / ( LOSS )ATTRIBUTABLE TO THE SHAREHOLDERS                       (2,539,126)                295,053
Dividends                                                                            -                       -
                                                                     -----------------      ------------------
                                                                            (2,539,126)                295,053
Retained profit b/f                                                          5,875,216               7,459,144
                                                                     -----------------      ------------------
RETAINED PROFIT C/F                                                          3,336,090               7,754,197
                                                                     =================      ==================


B) UNAUDITED FINANCIAL STATEMENTS OF HARMONIC - 9 MONTHS AND ITS RECONCILIATION OF NET ASSETS AND RESULTS (CONTINUED)

RECONCILIATION OF NET RESULTS OF HARMONIC HALL INVESTMENT HOLDINGS LIMITED BETWEEN HKGAAP AND USGAAP FOR THE 9 MONTHS PERIOD ENDED MARCH 31 2000 AND 31 MARCH 1999 ARE AS FOLLOWS :



                                                                           9 MONTHS TO             9 MONTHS TO
                                                                        MARCH 31, 2000         MARCH 31 , 1999
                                                                                   USD                     USD
                                                                        --------------         ---------------

NET RESULTS AS PER MANAGEMENT ACCOUNT
     PREPARED IN ACCORDANCE WITH HKGAAP                                   (2,539,126)                 295,053

USGAAP ADJUSTMENTS
        Adjustment of depreciation charge                                    126,645                  126,645
        Write off deferred expenditures & deferred development costs        (679,654)              (1,068,241)
                                                                     -----------------------------------------

ADJUSTED NET RESULTS FOR THE 9 MONTHS UNDER USGAAP                        (3,092,135)                (646,543)
                                                                     =========================================


1. Similar reconciling items were made for the 9 months accounts to conform with the unaudited accounts prepared in accordance with the HKGAPP to USGAPP.


C) UNAUDITED PRO-FORMA INCOME STATEMENTS OF ASTV FOR THE 12 MONTHS ENDED DECEMBER 31 1999 AND 3 MONTHS ENDED MARCH 31 2000

As detailed in previous filing of Form 8-K, ASTV acquired 51.68% equity interest in Harmonic. The consideration paid by ASTV was cash USD650,000 plus 2,313,625 shares of the registrant's Common stock with a fair value of USD9,288,000. The fair value per share was determined based on the average two months trading share prices on the stock exchange. The effective date of the transactions was on or before 15 April 2000.

The Harmonic acquisition was accounted for under the purchase method of accounting and operating results of Harmonic are included as if the acquisition has occurred on January 1 1999 as follows:




PRO-FORMA ACCOUNTS FOR THE THREE MONTHS
ENDED MARCH 31 , 2000

(EXPRESSED IN US DOLLARS)

                                                                                PRO-FORMA
                                                             HISTORICAL        ADJUSTMENTS              TOTAL
                                                             ----------        -----------              -----

Revenue, net                                                    370,447          3,226,349          3,596,796
Cost of sales                                                  (379,134)        (4,714,241)        (5,093,375)
                                                         --------------    ---------------    ---------------
Gross loss                                                       (8,687)        (1,487,892)        (1,496,579)

 EXPENSES
Selling expenses                                                 (2,660)          (116,568)          (119,228)
General and administrative expenses                            (209,589)          (736,239)          (945,828)
Interest expenses                                                     -           (442,448)          (442,448)
                                                         --------------    ---------------    ---------------
                                                               (212,249)        (1,295,255)        (1,507,504)

Other income, net                                               463,063            168,859            631,922
                                                         --------------    ---------------    ---------------

Share of associated companies's profit                                -                  -                  -
                                                         ---------------    ---------------    ---------------
Operating profit before tax                                     242,127         (2,614,288)        (2,372,161)
Income tax provision                                                  -                  -                  -
                                                         ---------------    ---------------    ---------------
Net profit / (loss) before minority interest                    242,127         (2,614,288)        (2,372,161)
Less : Profit / (loss) in a subsidiary attributable to
         Minority interest                                            -         (1,292,523)        (1,292,523)
                                                         ---------------    ---------------    ---------------
Net profit / (loss) attributable to common shareholders         242,127         (1,321,765)        (1,079,638)
                                                         ===============    ===============    ===============


C) UNAUDITED PRO-FORMA INCOME STATEMENTS OF ASTV FOR THE 12 MONTHS ENDED DECEMBER 31 1999 AND 3 MONTHS ENDED MARCH 31 2000 (CONTINUED)



PRO-FORMA ACCOUNTS FOR 12 MONTHS
ENDED DECEMBER 31 , 1999

(Expressed In US Dollars)
                                                                Twelve Months ended December 31, 1999
                                                                -------------------------------------
                                                                                 Pro-forma
                                                             Historical        Adjustments              Total
                                                             ----------        -----------              -----

Revenue, net                                                     41,926         17,797,780         17,839,706
Cost of sales                                                  (104,214)       (16,902,024)       (17,006,238)
                                                         --------------    ---------------    ---------------
Gross profit / (loss)                                           (62,288)            895,756            833,468
 EXPENSES
Selling expenses                                                (84,547)          (473,666)          (558,213)
General and administrative expenses                          (1,071,710)        (2,958,974)        (4,030,684)
Interest expenses                                                     -         (1,793,411)        (1,793,411)
                                                         ---------------    ---------------    ---------------
                                                             (1,156,257)        (5,226,051)        (6,382,308)

Other income, net                                                60,400            818,628            879,028
                                                         --------------    ---------------    ---------------

Exceptional items
       Gain on disposal of fixed assets                               -            391,327            391,327
       Loss on disposal of an associated Co.                          -           (196,939)          (196,939)
                                                         --------------    ---------------    ---------------
                                                                      -            194,388            194,388

Share of associated companies' profit                                 -             12,768             12,768
                                                         --------------    ---------------    ---------------
Operating profit before tax                                           -         (3,304,511)        (4,462,656)
Income tax provision                                                  -               (147)              (147)
                                                         --------------    ---------------    ---------------
Net loss before minority interest                            (1,158,145)        (3,304,658)        (4,462,803)
Less : Loss / (Profit) in a subsidiary attributable to
         Minority interest                                            -         (1,460,382)        (1,460,382)
                                                         --------------    ---------------    ---------------
Net profit / (loss) attributable to common shareholders      (1,158,145)        (1,844,276)        (3,002,421)
                                                         ==============    ===============    ===============




Notes

1. Pro-forma operating results are presented as if ASTV and Harmonic were combined at January 1 1999 and include estimates for goodwill amortization over a period of 20 years.

Commentary on the operating results for the 9 months ended December 31 1999 and 3 months ended March 31 2000

Harmonic group of companies are mainly engaged in the following principal activities:

a. replication of the audio CD, VCD, CD ROM, DVD and LD;
b. duplication of audio cassettes;
c. manufacture and sales of CD recordable (CDR) and CD rewritable (CD-RW);
d. stamping which represents the production of a stampler from an original VHS tape;
e. packaging which represents the sales of plastic packaging and packaging services carried out for customers; and
f. film distributors which represents income form distribution of film rights.

About 60% of Harmonic group's turnover has been generated from the replication business. In mid 1999, the business of Harmonic was changed to produce CDR and CD-RW which is a substitute for floppy disk. The change was in line with the advance in technology and the increased usage in internet which demand for higher capacity storage. However, the business of replication activities became less profitable due to more severe competition by smaller suppliers in the market and the presence of pirated/ counterfeitd products.

C) UNAUDITED PRO-FORMA INCOME STATEMENTS OF ASTV FOR THE 12 MONTHS ENDED DECEMBER 31 1999 AND 3 MONTHS ENDED MARCH 31 2000 (CONTINUED)

During the 3 months ended March 31 2000, gross profit margin decreased as a result of decrease in both sales and average unit selling price for CD, VCD and DVD. On average, the selling price of products decreased by about 30% to 60% from 97/98 to 99/00. Besides, there was decrease in sales to music house as they had used cheaper CD producers. One of the major competitors in Taiwan for the production of CDR has entered into a cut-throat war by lowering its selling price by about 39% to 60%.

Cost of sales mainly include manufacturing overheads such as depreciation on plant and machinery, amortized deferred expenditures and development costs, electricity and direct wages. For the year ended December 31 1999, it includes a provision for stock obsolescence of USD516,000 and severance payments of USD167,700 for the redundancy of workers.

Other income mainly represents interest income, rental income, management fee income, packing income. For the 12 months ended March 31 2000, there was a gain on disposal of 2 sets of machinery of USD425,700. It also includes consultancy income of USD777,315 in respect of the provision of consultancy services to a related company City Records Ltd for development of "Media Safe" in June 1999, a new technology for the prevention of the pirated CD and VCD. No such items are noted in Year 2000. In addition, it includes gain on disposal of subsidiaries of ASTV amounting to USD461,687.

Selling expenses mainly represents carriage outwards and bad debts provisions.

General and administrative expenses for the 12 months ended December 31 1999 mainly represents depreciation charge on fixed assets, rental expenses and services fee paid to a related company, Wide Light International Ltd and staff bonus. Directors remuneration of USD384K mainly represents directors salaries and directors quarters paid to 3 directors, Mr Stephen Yiu, Edward Ho and Poon Siu Sin. Decrease in balance for 1999 is mainly due to no directors remuneration was paid to Mr Poon upon his resignation in August 1999 and decrease in monthly directors salaries paid to Stephen Yiu with effect from July 1999

Others mainly represents travelling expenses, entertainment, building management fees, staff welfare, government rates , motor vehicles expenses and other offices supplies. No unusual items are noted.

Interest expenses mainly represents the mortgage loan interest, leasing loan interest and TR loan interests.

Minority interest mainly represents the share of profit and loss of 48.32% minority interest of Harmoinc and its subsidiaries Guangzhou Anwell, Harmonic Hall Optical Disc Ltd (HHOD), Siam, Harmonic Hall Recordable Media Ltd and the . Share of loss is mainly due to the loss position of Harmonic.

D) UNAUDITED PRO-FORMA BALANCE SHEET OF ASTV AS IF THE ACQUISITION OF HARMONIC ON MARCH 31 2000

The Harmonic acquisition was accounted for under the purchase method of accounting and the pro-forma balance sheet as at March 31 2000 is included as if the acquisition had occurred on March 31 2000 as follows:



PRO-FORMA ACCOUNTS AS AT
MARCH 31, 2000

(EXPRESSED IN US DOLLARS)
                                                                            PRO-FORMA (HHI)        PRO-FORMA
                                                               HISTORICAL       ADJUSTMENTS         BALANCES
                                                               ----------       -----------         --------
                                                           MARCH 31, 2000    MARCH 31, 2000   MARCH 31, 2000

ASSETS
CURRENT ASSETS
     Cash and cash equivalents                                    112,788           179,668          292,456
     Accounts receivable, net                                           -         3,307,024        3,307,024
     Due from director                                                  -         1,446,874        1,446,874
     Prepayments                                                  326,245                 -          326,245
     Inventories                                                    9,030         4,411,445        4,420,475
     Other assets                                               1,073,410                 -        1,073,410
     Film Rights                                                        -           120,265          120,265
                                                         ---------------------------------------------------
                      Total currents assets                     1,521,473         9,465,276       10,986,749
Interest in associated Companies                                        -                 -                -
Goodwill                                                           86,983         4,747,524        4,834,507
Land usage rights                                                 469,814                 -          469,814
Land improvement                                                4,297,445                 -        4,297,445
Deferred development costs                                              -                 -                -
Deferred expenditure                                                    -                 -                -
Construction in progress                                        1,363,369                 -        1,363,369
Property and equipment, net                                     1,698,910        23,572,419       25,271,329
                                                         ---------------------------------------------------
Total assets                                                    9,437,994        37,785,219       47,223,213
                                                         ===================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
    Bank overdraft - secured                                            -         2,499,904        2,499,904
    Bank loans - secured                                                -         5,819,012        5,819,012
    Leasing loan                                                        -         1,677,840        1,677,840
    Trust receipt loans, secured                                        -         2,106,681        2,106,681
    Other loans                                                                           -                -
    Due to a shareholder                                        1,045,926                 -        1,045,926
    Due to a related company                                            -                 -                -
    Accounts payable                                              681,228         3,188,120        3,869,348
    Other payables                                                410,277           650,160        1,060,437
    Accrued liabilities                                           197,167                 -          197,167
    Provision for taxation                                              -              (462)            (462)
                                                         ---------------------------------------------------
                      Total current liabilities                 2,334,598        15,941,255       18,275,853
LONG TERM LIABILITIES
    Bank loans - secured                                                -         4,814,606        4,814,606
    Long term portion of finance lease payables                         -         1,277,133        1,277,133
    Due to a director                                                   -                 -                -
    Deferred taxation                                                   -         1,081,711        1,081,711
                                                           -------------------------------------------------
                      Total long term liabilities                       -         7,173,450        7,173,450
MINORITY INTEREST                                                       -         5,382,514        5,382,514
SHAREHOLDERS EQUITY
Common stock, $0.001 par value:
    25,000,000 shares authorized,  15,581,015
                      shares issued and outstanding
Common stock                                                       13,268             2,313           15,581
Additional paid-in capital                                      9,017,661         9,285,687       18,303,348
Reserves                                                                -                 -                -
Accumulated profit / (losses)                                  (1,927,533)                -       (1,927,533)
                                                         ---------------------------------------------------
    Total shareholders' equity                                  7,103,396         9,288,000       16,391,396
Total liabilities and shareholders' equity                      9,437,994        37,785,219       47,223,213
                                                         ===================================================


D) Unaudited pro-forma balance sheet of ASTV as if the acquisition of Harmonic on March 31 2000 (continued)

Property and equipment mainly comprise net book value of investment properties of USD433,787, leasehold properties of USD 8.93 million, plant and machinery of USD 13.1 million and other fixed assets. The investment properties represents a unit at Success Industrial Building in Hong Kong which has been leased out to a third party. The leasehold properties comprise 18th and 19th floor of Cable TV Tower in Hong Kong which is held for own use. The properties is held under a medium term lease expiring in 2047. Depreciation is charged over the lease period of 50 years to write off the cost of the property.

Although the fast technological change in the business, management considers that no provision for the carrying value of the plant and machinery is necessary as ASTV has the technical expertise to convert plant and machinery from producing one type of product to another type. Accordingly, there is no impairment in value of the underlying assets and thus no provision is necessary.

Goodwill arising on acquisitions of Harmonic Group of companies and a cafeteria represents the excess of the purchase consideration paid for the acquired companies over the fair values ascribed to their underlying assets at the date of acquisition. In January 2000, a subsidiary of ASTV entered into a purchase and sales agreement to acquire the entire equity interest of two Hong Kong incorporated companies which operate a cafeteria business in Hong Kong.

Investment in associated companies represents the group's share of the NAV of the following associated companies:



           Pacific Fair Industrial Limited            20%         (dormant)
           Speedy Video Distributors Sdn. Bdh.        9.1%




Harmonic Group had disposed of its share of Speedy investment at December 31 1999 with a consideration of approx. USD481,944 (equivalent Malaysian dollar 1,820k). The estimated loss on disposal ( based on the share of net asset value as at March 31 1999) and other losses amounted to approximately USD192,422.

Deferred development costs represents expenditure incurred on projects to develop new products, mainly CD-R. These expenses are amortized using the straight-line basis over the commercial lives of the underlying products not exceeding three years, commencing from the date when the products are put into commercial production. Under US GAAP, all the research and development expenses have been expensed directly to the profit and loss account.


Deferred expenditure represent pre-operating expenses incurred in setting up and testing of the production line of CDR prior to the commencement of commercial operations in July 1999. These balances are amortized, using the straight-line basis, over periods not exceeding three years from the date of commencement of commercial operations.


The amount due from directors in March 31 2000 mainly represents loan granted to the director, Stephen Yiu for the repayment of his mortgage loans. During the year, Stephen had pledged its personal properties to First Pacific Bank to obtain new banking facilities to the Group amounting to USD2.45 million. The Group has partly used these bank loans to finance Stephen for repayment of the outstanding mortgage. The terms of the loans are unsecured, interest bearing at prime rate + 1% and have no fixed terms of repayment.

D) Unaudited pro-forma balance sheet of ASTV as if the acquisition of Harmonic on March 31 2000 (continued)

Inventories mainly comprise raw materials, finished goods and spare parts. Raw materials and spare parts are valued at the purchased costs. Raw materials stock is composed of plastic compound, targets (metal mixture) and coating materials. Spare parts represent base stock of replacement parts for the production machinery. Cost of the finished goods comprises direct materials, direct labor and an appropriate portion of overheads. Due to the fast technological change in the products and the dumping of products by the company's competitors in the market, some stocks have carrying value less than the estimated selling prices. Management has made adequate provision to write down the carrying value of stocks to its net realizable value.

Finished goods mainly represents CDR and CD - RW which are the major products of the Group. Management considers that no provision is necessary as these products have established strong penetration in the market.

Film rights represent payments for obtaining the rights to manufacture laser discs, video cassette tapes and VCD and DVD of film titles for distribution in specified geographical area and time periods under the licensing arrangement with film producers or agents. These balances are charged to the profit and loss account upon the release the products.


The normal credit period granted to customers range from 30 days or 60 days. Debtors days as at March 31 2000 were 52 days which is comparable to the debtors day for the 9 months ended March 31 1999 of 51 days. Local customers are settled by open accounts while most of the overseas customers are settled by L/C. The debtors turnover days are within normal credit period and have been improved at 31 March 2000.

According to the ageing analysis, all of the long outstanding debts have been adequately covered by the specific provision. Majority of the debts due over 90 days represent those due to the overseas customers. Since these are covered by L/C settlement, no recoverability problem is anticipated.

Other assets comprise the following:
- USD335,400  receivable  from  partial  disposal  of  investment  in  Speedy
- USD180,600  loan (plus interest  receivable)  to employees
- USD129,000  advance payment on leasing loan
- USD645,000 deposits paid to suppliers for the purchase of raw materials, insurance prepayments and sundry debtors.


Accounts payable comprises payable to suppliers for raw materials and accrued staff costs and manufacturing overheads.



All the bank loans are secured by the following:

(a)      18/F and 19/F of Wharf Cable Tower;
(b)      Personal properties of the Director, Stephen Yiu;
(c)      Investment property at Tuen Mun;
(d)      Certain plant and machinery of the Group; and
(e)      Personal guarantee from directors

At March 31 2000, the Group has utilized USD18 million out of the total facilities of USD18.9 million.

D)Unaudited pro-forma balance sheet of ASTV as if the acquisition of Harmonic on March 31 2000 (continued)

Minority interest represents share of 48.32% of its holding in Harmonic and minority interests of the following subsidiaries:



Harmonic Hall Optical Disc Ltd                                    5%
Harmonic Hall Recordable Media Ltd                                5%
Siam  Orchid International Ltd                                    5%
Guangzhou Anwell Moulding injection Industrial Ltd                10%



Deferred taxation represents provision of the deferred liabilities arising from timing difference of capital allowance net off against the tax losses carried forward.


Equity movement

                                                                           Additional
                               Common Stock               Amount      Paid in capital
                              No. of shares                  USD                  USD
                              -------------               ------      ---------------

As at Dec 31 1999                12,955,530               12,956            8,510,311

Private placement                    50,000                   50               62,450

Purchase of a cafeteria             261,860                  262              444,900

Harmonic acquisition              2,313,625                2,313            9,285,687
                                 ----------               ------           ----------
As at Mar 31 2000                15,581,015               15,581           18,303,348
                                 ==========               ======           ==========


Registrant issued 50,000 restricted shares if its common stock to an accredited investor and 261,860 restricted shares of its common stock in exchange for 100% equity interests of two Hong Kong incorporated companies which operate a cafeteria business in Hong Kong for the three months ended March 31 2000.

By assuming the acquisition of Harmonic had occurred as at March 31 2000, additional restricted common shares of 2,313,625 were issued. As at March 31 2000, there were 15,581,015 issued restricted common shares.

Liquidity and Cash Resources

Although the company has invested substantial funds in the development of properties in China, in light of the current over supply in China properties, management has not proceeded to pursue a fast progress in these property development projects. Management focus its effort on the newly acquired Harmonic Group which is engaged in high technology manufacture business.

Harmonic Group has been able to generate positive cash flow from operations. The CD manufacture being a capital intensive business, has a high proportion of its cost of production relates to depreciation of the invested plant and machinery.

D) Unaudited pro-forma balance sheet of ASTV as if the acquisition of Harmonic on March 31 2000 (continued)

Management considers to set up production lines in China to reduce production costs. Some properties which have tied up funds may be sold in order to obtain working capital for the Group. In addition, there are signs which indicate that the selling price of CD is increasing which definitely will provide more profits and cash flows to the Harmonic Group. In light of the continued support from both the Harmonic and ASTV shareholders together with private placements of its equity securities, ASTV Group will have sufficient resources to meet its working capital and other financing requirements.

                            SIGNATURES
                            ==========

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

                                  ASIAN STAR DEVELOPMENT, INC.

DATED:  JUNE 9, 2000         BY:  /S/STEPHEN CHOW
                                  --------------------------
                                      Stephen Chow
                                      President